UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2024

VIASAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21767	33-0174996
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 476-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)
Common Stock, par value $0.0001 per share	VSAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 28, 2024, Connect Midco Limited (“Holdings”), Connect Bidco Limited (“Bidco”), Connect Finco SARL (“Lux Finco”), Connect U.S. Finco LLC (“US Finco”) and certain other subsidiary loan parties (collectively, with Holdings, Bidco, Lux Finco and US Finco, “Inmarsat,” and all indirect wholly owned subsidiaries of Viasat, Inc. (“Viasat”)) entered into Amendment No. 4 to Credit Agreement with Barclays Bank plc, as existing administrative agent and collateral agent, Bank of America, N.A., as successor administrative agent and collateral agent, and the lenders and issuing banks party thereto (the “Refinancing Amendment”) to amend the existing Credit Agreement, dated December 12, 2019, among Holdings, Bidco, Lux Finco, US Finco, certain subsidiaries of Bidco, Barclays Bank plc, as administrative agent and collateral agent, and the lenders and issuing banks party thereto (the “Existing Credit Agreement”), under which the existing $700 million revolving credit facility maturing in December 2024 and a majority of the existing $1.75 billion term loan facility maturing in December 2026 (the “2026 TLB Facility”) under the Existing Credit Agreement were replaced with a new $550 million (undrawn) revolving credit facility that matures in March 2027 (or (i) if more than $100 million of borrowings under the 2026 TLB Facility remains outstanding on the date that is 91 days prior to the maturity of the 2026 TLB Facility, such date or (ii) if more than $100 million of Inmarsat’s existing 6.750% senior secured notes due 2026 (the “Inmarsat 2026 Notes”) remains outstanding on the date that is 91 days prior to the maturity of the Inmarsat 2026 Notes, such date) and a new $1.3 billion term loan facility that was fully drawn at closing and matures in September 2029. Proceeds from the new term loan facility, together with cash on hand, were used to repay approximately $1,384 million of the approximately $1,684 million of outstanding borrowings under the 2026 TLB Facility, resulting in $300 million in principal amount of term loan borrowings remaining outstanding under the 2026 TLB Facility at closing.

Under the Existing Credit Agreement, as amended by the Refinancing Amendment (as so amended, the “Amended Credit Agreement”), borrowings under the new term loan facility are required to be repaid in quarterly installments of $3.25 million, followed by a final installment on the maturity date thereof. As a result of certain voluntary prepayments made in respect of the 2026 TLB Facility at the closing of the Refinancing Amendment, all quarterly amortization installments with respect to the 2026 TLB Facility have been reduced to $0, with the only remaining scheduled principal repayment being a final installment of $300 million on the maturity date of the 2026 TLB Facility in December 2026.

Borrowings under the Amended Credit Agreement, (1) in the case of borrowings denominated in U.S. Dollars, bear interest, at Inmarsat’s option, at either (i) the highest of (x) the greater of the federal funds rate or the overnight banking fund rate for such day plus 0.50%, (y) the forward-looking one-month term SOFR rate plus 1.00% or (z) the administrative agent’s prime rate as announced from time to time, or (ii) the forward-looking term SOFR rate for the applicable interest period (subject to, in the case of the new term loan facility, a floor of 0.50% per annum, in the case of the new revolving credit facility, a floor of 0.00% per annum and, in the case of the 2026 TLB Facility, a floor of 1.00% per annum), and (2) in the case of borrowings denominated in available currencies other than U.S. Dollars, bear interest based upon the applicable benchmark for such currencies as described in the Amended Credit Agreement, plus, in all cases, an applicable margin. The applicable margin for the 2026 TLB Facility remains at 2.50% per annum for base rate loans and 3.50% per annum for SOFR loans and the applicable margin for the new term loan facility is 3.50% per annum for base rate loans and 4.50% per annum for SOFR loans. The applicable margin for borrowings under the new revolving credit facility ranges between 1.50% and 2.25% per annum (in the case of base rate loans) and 2.50% and 3.25% per annum (in the case of SOFR loans), in each case, based on Inmarsat’s total net leverage ratio.

The Amended Credit Agreement contains covenants that restrict, among other things, Inmarsat’s ability to incur additional debt, grant liens, sell assets, make investments and acquisitions, pay dividends and make certain other restricted payments. In addition, the Amended Credit Agreement contains a total net leverage ratio financial covenant and an interest coverage ratio financial covenant, each of which apply solely to the new revolving credit facility (unless the obligations under the new revolving credit facility have been accelerated). The Amended Credit Agreement also contains customary events of default. Upon the occurrence and during the continuance of an event of default, the lenders may declare all outstanding amounts under the Amended Credit Agreement immediately due and payable, and may terminate commitments to make any additional advances thereunder.

Certain of the lenders under the Amended Credit Agreement, and their respective affiliates, have performed, and may in the future perform, for Viasat and its affiliates various commercial banking, investment banking, financial advisory or other services for which they have received and/or may in the future receive customary compensation and expense reimbursement.

The description of the Refinancing Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Refinancing Amendment, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Amendment No. 4 to Credit Agreement, dated as of March 28, 2024 by and among Connect Finco SARL, Connect U.S. Finco LLC, the subsidiary loan parties party thereto, Barclays Bank PLC, as existing administrative agent and collateral agent, Bank of America, N.A., as successor administrative agent and collateral agent, and the lenders party thereto

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASAT, INC.

Date: March 28, 2024	By:	/s/ Brett Church
	Name:	Brett Church
	Title:	Associate General Counsel